EXHIBIT 10.1

AMENDED AND RESTATED
1997 STOCK OPTION PLAN

(Amended and Restated as of  August 18, 2005)

(Amended and Restated as of January 28, 2005)

(Amended and Restated as of June 26, 2003)

(Amended and Restated as of May 19, 2001)

(Amended and Restated as of June 14, 2000)

(Amended and Restated as of April 29, 1999)

(Amended and Restated as of June 15 and July 30, 1998)

(Adopted in March 1997 and Approved in June 1997)

I.  INTRODUCTION

1.1.                            Purposes.  The purposes of the 1997 Stock Option Plan (this “Plan”) of THQ Inc. (the “Company”), and its subsidiaries (individually a “Subsidiary” and collectively the “Subsidiaries”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, consultants, advisors and well-qualified persons who are not officers or employees of the Company for service as directors of the Company, and (iii) to motivate such persons to act in the long-term best interests of the Company’s stockholders. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary and, in the case of a consultant or advisor who is not an employee, the rendering of services to the Company or a Subsidiary.

1.2.                            Administration.  This Plan shall be administered either by the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) designated by the Board consisting of two or more members of the Board each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (if the Board wishes to qualify awards under the Plan as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)) an “outside director” within the meaning of Section 162(m) of the Code.  As used herein, the term “Committee” shall mean the Board if no such committee is designated, and shall mean such committee during such times as it is so designated.

The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and shall determine the type of award and the number of shares of Common Stock subject to each award granted hereunder, the exercise price of each option award, the time and conditions of vesting or exercisability of each award and all other terms and conditions of each award, including, without limitation, the form of the written award agreement between the Company and the recipient that evidences each award and sets forth the terms and conditions of such award (the “Agreement”).  The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish such rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the grant, such as limiting competitive employment or other activities.  All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.   The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that any or all outstanding awards shall become vested or exercisable in part or in full.

The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award grant to such an officer or other person.

No member of the Board of Directors or the Committee, and neither the Chief Executive Officer nor other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum.  The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.3.                            Eligibility.  Participants in this Plan shall consist of such officers, other employees,  non-employee directors, consultants and advisors of the Company and its Subsidiaries from time to time as the Committee in its sole discretion may select from time to time.  The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.  Non-employee directors of the Company shall be eligible to participate in this Plan in accordance with Articles III and IV.

1.4.                            Shares Available.  Subject to adjustment as provided in Section 4.7, 14,357,500 shares of the common stock, par value $0.01 per share, of the Company (“Common Stock”), shall be available for grants of awards under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding awards.  Not more than twenty percent (20%) of the shares of Common Stock authorized for issuance under the Plan may be granted in the form of performance accelerated restricted stock  or performance accelerated restricted stock unit awards.  To the extent that shares of Common Stock subject to an outstanding award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award, then such shares of Common Stock shall again be available under this Plan.

Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

The maximum aggregate number of shares of Common Stock for which new option award grants may be made in any one fiscal year to any one single participant shall be four hundred fifty thousand (450,000) and the maximum aggregate number of shares of Common Stock for which replacement option grants may be made in any one fiscal year to any one single participant shall be four hundred fifty thousand (450,000).

II.  STOCK OPTIONS

2.1.                            Grants of Stock Options.  The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee.  Each option, or portion thereof, that is not an incentive stock option, shall be a non-qualified stock option.  An incentive stock option shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an incentive stock option.  Each incentive stock option shall be granted within ten years of the effective date of this Plan.  To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as incentive stock options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any Subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute non-qualified stock options.  “Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported in the NASDAQ National Market System, or other exchange where the Common Stock is listed, on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which transactions were reported; provided that if Fair Market Value for any date cannot be determined as above provided, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

2.2                               Terms of Stock Options.  Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)                                  Number of Shares and Purchase Price.  The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an incentive stock option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an incentive stock option; provided further, that the purchase price per share of Common Stock purchasable upon exercise of a replacement option shall not be less than 100% of the purchase price per share of Common Stock purchasable upon exercise of the original option that is replaced by such replacement option.

(b)                                 Option Period and Exercisability.  The period during which an option may be exercised shall be determined by the Committee; provided, however, that no stock option shall be exercisable later than five years after its date of grant.  The Committee may, in its discretion, establish performance measures or other criteria which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option.  The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time.  An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.  Notwithstanding Section 2.3 hereof or the provisions of any Agreement, the Committee may in its sole and absolute discretion extend the time for the exercise of any option.

(c)                                  Method of Exercise.  An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (D) a combination of (A), (B) and (C), in each case to the extent not prohibited by the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request; provided, however, that notwithstanding the foregoing or anything in the Agreement relating to such option to the contrary, the Company shall have sole discretion to disapprove of an election pursuant to clauses (B)-(D).  Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee.  No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3.                            Termination of Employment.

(a)                                  Total Disability.  Unless otherwise specified in the Agreement relating to an option, if an optionee’s employment with the Company terminates by reason of Total Disability, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee’s termination of employment and may thereafter be exercised by such optionee (or such optionee’s legal representative or similar person) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee’s termination of employment, and (ii) the expiration date of the term of such option.  For purposes of this Plan, “Total Disability” shall, with respect to any award recipient who at such time has a written employment agreement with the Company, mean the permanent and total disability of such award recipient as described in such agreement; and otherwise shall mean the inability of such award recipient substantially to perform such award recipient’s duties and responsibilities for a continuous period of six months.

(b)                                 Death.  Unless otherwise specified in the Agreement relating to an option, if an optionee’s employment with the Company terminates by reason of death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee’s death and may thereafter be exercised by such optionee’s executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

(c)                                  Other Termination by Optionee.  Unless otherwise specified in the Agreement relating to an option, if an optionee’s employment with the Company is terminated by the optionee for any reason other than Total Disability or death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee’s termination of employment and may thereafter be exercised by such optionee (or such optionee’s legal representative or similar person) until and including the earliest to occur of (i) the date which is 90 days (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee’s termination of employment, and (ii) the expiration date of the term of such option.

(d)                                 Termination by Company for Cause.  Unless otherwise specified in the Agreement relating to an option, if an optionee’s employment is terminated by the Company for Cause, each option held by such optionee shall terminate automatically on the date of such termination.  For purposes of this Plan, “Cause” shall, with respect to any award recipient who at such time has a written employment agreement with the Company, have the meaning ascribed thereto in such agreement, but shall not include termination by reason of an award recipient’s Total Disability notwithstanding any language to the contrary in such employment agreement; and otherwise shall mean the willful and continued failure to substantially perform the duties with the Company (other than a failure resulting from the award recipient’s Total Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, does not conform to the standard of the Company’s executives, any act of dishonesty, commission of a felony or a significant violation of any statutory or common law duty of loyalty to the Company.

(e)                                  Termination by Company Without Cause.  Unless otherwise specified in the Agreement relating to an option, if an optionee’s employment with the Company is terminated by the Company without Cause, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee’s termination of employment and may thereafter be exercised by such optionee (or such optionee’s legal representative or similar person) until and including the earliest to occur of (i) the date which is 90 days (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee’s termination of employment, and (ii) the expiration date of the term of such option; provided, however, that if the optionee’s employment with the Company is terminated by the Company without Cause within the nine-month period following the consummation of a Transaction (as defined in Section 5.8(a)) , each option held by such optionee shall become fully exercisable, and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earliest to occur of (i) the date which is 90 days after the effective date of such optionee’s termination of employment and (ii) the expiration date of the term of such option; provided further, that if the optionee’s employment with the Company is terminated by the Company without Cause at any other time, the Committee may, in its sole and absolute discretion, provide that each option held by such optionee shall become fully exercisable and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earliest to occur of (i) the date which is 90 days after the effective date of such optionee’s termination of employment and (ii) the expiration date of the term of such option.

(f)                                    Death Following Termination of Employment.  Unless otherwise specified in the Agreement relating to an option, if an optionee dies during the period set forth in Section 2.3(a) following termination of employment by reason of Total Disability, or if an optionee dies during the period set forth in Section 2.3(c) or 2.3(e) following termination of employment by the optionee for any reason other than Total Disability or death or termination by the Company without Cause, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee’s death and may thereafter be exercised by such optionee’s executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

III.  PERFORMANCE ACCELERATED RESTRICTED STOCK and PERFORMANCE ACCELERATED RESTRICTED STOCK UNITS

3.1.                            Definitions.  In this Article III:

(a)                                  “Performance Accelerated Restricted Stock”, or PARS, means shares of Common Stock awarded to a participant pursuant to this Article III;

(b)                                 “Performance Accelerated Restricted Stock Unit”, or PARSU, means a contingent obligation of the Company to deliver one share of Common Stock to the participant; and

(c)                                  “Vesting Date” with respect to any PARS or PARSU awarded hereunder means the date when such PARS or PARSU shall become unconditionally vested as designated by the Committee at the time such PARS or PARSU are awarded.

3.2.                            Grants of PARS and PARSU.  The Committee may, in its discretion, grant PARS or PARSU awards to such non-employee directors, officers at or above the level of Vice-President, General Managers, Studio Heads and Managing Directors of the Company, as may be selected by the Committee.

3.3.                            Terms of Awards.  Awards granted under this Article III shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)                                  Number of Shares.  The number of shares of Common Stock covered by each PARS or PARSU award shall be determined by the Committee.

(b)                                 Restriction Period.  The Committee shall designate a Vesting Date with respect to each award of PARS and PARSU and may prescribe restrictions, terms and conditions applicable to the vesting of such PARS and PARSU in addition to those provided in the Plan; provided, however, all awards of PARS and PARSU shall be subject to a substantial risk of forfeiture.

(c)                                  Performance Acceleration Measures and Targets.  The performance measures and targets which shall be satisfied or met as a condition to the accelerated vesting of a PARS award or a PARSU award shall be determined by the Committee.  The performance measures shall be chosen from among the following business criteria, or such other business criteria as the Committee deems appropriate:

(i)                                     earnings before interest, taxes, depreciation and amortization (“EBITDA”);

(ii)                                  consolidated pre-tax earnings;

(iii)                               revenues;

(iv)                              net earnings;

(v)                                 operating income;

(vi)                              earnings before interest and taxes;

(vii)                           cash flow measures;

(viii)                        return on equity;

(ix)                                return on net assets employed;

(x)                                   earnings per share;

(xi)                                net income excluding special or non-recurring items;

(xii)                             total shareholder return; and

(xiii)                          operating margin.

The Committee shall have the discretion to change such performance measures, to establish the performance targets applicable to such performance measures on a grant-by-grant basis and to adjust the determinations of the degree of attainment of preestablished performance targets.

(d)                                 Voting Rights.  Except as otherwise provided in the Agreement relating to a PARS award, the recipient of a PARS award granted hereunder shall have the right to exercise full voting rights with respect to the shares of Common Stock subject to such PARS award immediately upon grant of such award.  The recipient of a PARSU award shall have no voting rights until the award vests and underlying shares of Common Stock are delivered to the recipient of such PARSU award.

(e)                                  Dividends and Other Distributions.  Except as otherwise provided in the Agreement relating to a PARS award, the recipient of a current PARS award granted hereunder shall be credited with any regular cash dividends that may be paid with respect to the underlying shares of Common Stock subject to such PARS award.  The recipient of a PARSU award shall be credited with dividend equivalents equal to the amount of any regular cash dividends that would have been paid with respect to the underlying shares of Common Stock subject to such PARSU award if such award had been a PARS award.  The Committee may apply any restrictions to such dividends or dividend equivalents that the Committee deems appropriate.

3.4.                            Termination of Employment or Service.

(a)                                  Disability, Death and Termination Without Cause.

(i)                                     Except to the extent otherwise set forth in the Agreement relating to a PARS award, if the employment of the recipient of a PARS award or his or her service as a director terminates by reason of Total Disability, death or termination by the Company without Cause, the PARS award shall be unconditionally vested as of the effective date of such recipient’s termination of employment or service, and any applicable performance measures shall be computed through such date.

(ii)                                  Except to the extent otherwise set forth in the Agreement relating to a PARSU award, if the service as a director of the recipient of a PARSU award terminates by reason of death, the PARSU shall be unconditionally vested as of the date of death of the recipient.

(b)                                 Other Termination.

(i)                                     Except to the extent otherwise set forth in the Agreement relating to a PARS award, if the recipient’s employment with the Company or service as a director terminates for any reason other than Total Disability, death or involuntary termination without Cause, the portion of such award which is not vested on the effective date of such recipient’s termination of employment or service shall be forfeited to and canceled by the Company.

(ii)                                  Except to the extent otherwise set forth in the Agreement relating to a PARSU award, if the recipient’s service as a director with the Company terminates for any reason other than death, the portion of such award which is not vested on the effective date of such recipient’s termination of service shall be forfeited to and canceled by the Company.

IV.  ANNUAL OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

4.1.                            Eligibility.  Each member of the Board of Directors of the Company who is not an employee, either full-time or part-time, of the Company or any Subsidiary (a “non-employee director”) shall be granted options to purchase shares of Common Stock in accordance with this Article IV.  All options granted under this Article IV shall constitute non-qualified stock options.

4.2.                            Grants of Stock Options.  Each non-employee director shall be granted non-qualified stock options as follows:

(a)                                  Time of Grant.  Commencing on April 1, 2005, each non-employee director shall be automatically be granted pursuant to this Article IV of the Plan, as of the conclusion of each annual meeting of stockholders of the Company (the “Grant Date”) an option to purchase 8,000 shares of Common Stock at a purchase price per share equal to the Fair Market Value of the Common Stock on the date of grant of such option; provided, however, in the year 2005, the grant date shall be set by the Board of Directors and shall be a date which is at least thirty (30) days after the annual meeting of stockholders of the Company.  An individual who shall become a non-employee director subsequent to the date of the annual meeting of stockholders of the Company for any year shall first become eligible to receive options pursuant to this Article IV commencing on the date on which such individual becomes a non-employee director of the Company and such individual shall receive a grant of options to purchase 8,000 shares of Common Stock on such date.

(b)                                 Option Period and Exercisability.  Each option granted under this Article IV shall be fully exercisable on and after its date of grant.  Each option granted under this Article IV shall expire five years after its date of grant.  An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock.  Options granted under this Article IV shall be exercisable in accordance with Section 4.2(c).

(c)                                  Termination of Directorship.

(i)                                     Total Disability.  Unless otherwise specified in the Agreement relating to an option, if a non-employee director’s directorship with the Company terminates by reason of Total Disability, each option held by such non-employee director shall be exercisable only to the extent that such option is exercisable on the effective date of such non-employee director’s termination of directorship and may thereafter be exercised by such non-employee director (or such non-employee director’s legal representative or similar person) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the effective date of such non-employee director’s termination of directorship and (ii) the expiration date of the term of such option.  For purposes of this Plan, “Total Disability” of a non-employee director shall mean the inability of such non-employee director substantially to perform such non-employee director’s duties and responsibilities as a director for a continuous period of six months.

(ii)                                  Death.  Unless otherwise specified in the Agreement relating to an option, if a non-employee director’s directorship with the Company terminates by reason of death, each option held by such non-employee director shall be exercisable only to the extent that such option is exercisable on the date of such non-employee director’s death and may thereafter be exercised by such non-employee director’s executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

(iii)                               Other Termination by Non-Employee Director.  Unless otherwise specified in the Agreement relating to an option, if a non-employee director’s directorship with the Company is terminated by the non-employee director for any reason other than Total Disability or death, each option held by such non-employee director shall be exercisable only to the extent that such option is exercisable on the effective date of such non-employee director’s termination of directorship and may thereafter be exercised by such non-employee director (or such non-employee director’s legal representative or similar person) until and including the earliest to occur of (i) the date which is 90 days (or such other period as set forth in the Agreement relating to such option) after the effective date of such non-employee director’s termination of directorship and (ii) the expiration date of the term of such option.

(iv)                              Termination for Cause.  Unless otherwise specified in the Agreement relating to an option granted to a non-employee director, if the non-employee director is removed from the Board of Directors for Cause, such option shall terminate automatically on the date of such termination.

(v)                                 Termination by Company Without Cause.  Unless otherwise specified in the Agreement relating to an option, if a non-employee director’s directorship with the Company is terminated by the Company without Cause, each option held by such non-employee director shall be exercisable only to the extent that such option is exercisable on the effective date of such non-employee director’s termination of directorship and may thereafter be exercised by such non-employee director (or such non-employee director’s legal representative or similar person) until and including the earliest to occur of (i) the date which is 90 days (or such other period as set forth in the Agreement relating to such option) after the effective date of such non-employee director’s termination of directorship and (ii) the expiration date of the term of such option.

(vi)                              Death Following Termination.  Unless otherwise specified in the Agreement relating to an option, if a non-employee director dies during the period set forth in Section 4.2(c)(i) following termination of directorship by reason of Total Disability, or if a non-employee director dies during the period set forth in Section 4.2(c)(iii) or 4.2(c)(v) following termination of directorship by the non-employee director for any reason other than Total Disability or death or termination of directorship by the Company without Cause, each option held by such non-employee director shall be exercisable only to the extent that such option is exercisable on the date of such non-employee director’s death and may thereafter be exercised by such non-employee director’s executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

(d)                                 Adjustment of Option Grants.  All options granted under this Article IV shall be adjusted pursuant to Section 5.7 of the Plan.

V.  GENERAL

5.1.                            Effective Date and Term of Plan.  This Plan became effective as of March 28, 1997, the date of approval of this Plan by the Board of Directors.  This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board.  Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

5.2.                            Amendments.

(a)                                  The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 5.7), or (b) extend the term of this Plan.  No amendment may impair the rights of a recipient of an outstanding award without the consent of such recipient or, in the case of an outstanding incentive stock option, effect any change inconsistent with Section 422 of the Code; provided further, that the number of shares of Common Stock subject to an option granted to non-employee directors pursuant to Article IV, the purchase price therefor, the date of grant of any such option, the termination provisions relating thereto, and the category of persons eligible to be granted such options shall not be amended more than once every six months, other than to comply with changes in the Code, or the rules and regulations thereunder.

(b)                                 Without the prior approval of the stockholders of the Company, except as provided in Exhibit A or Section 5.7 hereof, no option issued under this Plan shall be repriced or regranted at a lower option price or replaced by an option with a lower option price.

5.3.                            Agreement.  No award shall be valid until an Agreement is executed by the Company and the award recipient and, upon execution by the Company and the award recipient and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4.                            Non-Transferability.  Unless otherwise specified in the Agreement relating to an award, no award hereunder shall be transferable other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act as set forth in the Agreement relating to such award.  Except to the extent permitted by the foregoing sentence, each option may be exercised during the optionee’s lifetime only by the optionee or the optionee’s legal representative or similar person.  Except as permitted by the second preceding sentence, no award hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award hereunder, such award and all rights thereunder shall immediately become null and void.

5.5.                            Tax Withholding.  The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the award recipient of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an award hereunder.  Unless otherwise provided in an Agreement relating to an award, (i) the recipient may elect that the Company shall withhold whole shares of Common Stock which would otherwise be delivered upon exercise or vesting of the award having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the award (the “Tax Date”) in the minimum statutory amount necessary to satisfy any such obligation or (ii) the recipient may satisfy any such obligation by any of the following means:  (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of Common Stock (which the recipient has held for at least six months prior to the delivery of such shares or which the recipient purchased on the open market and in each case for which the recipient has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value determined as of the Tax Date, equal to the minimum statutory amount necessary to satisfy any such obligation, (C) a cash payment by a broker-dealer acceptable to the Company to whom the recipient of an option has submitted an irrevocable notice of exercise, or (D) any combination of (A), (B) and (C), in each case to the extent not prohibited by the Agreement relating to the award.  Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the recipient; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (i) or (ii)(B)-(D) and that in the case of a recipient who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying any such obligation be in compliance with Section 16 and the rules and regulations thereunder.  Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the recipient.

5.6.                            Restrictions on Shares.  Each award hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7.                            Adjustment.  In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the limitation on award grants set forth in Section 1.4, the number and class of securities for which options are to be granted to non-employee directors pursuant to Article IV, the number and class of securities subject to each outstanding award and the purchase price per security subject to an option shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price.  The decision of the Committee regarding any such adjustment shall be final and binding.  If any adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an option under this Plan, the Company shall pay the recipient, in connection with the first exercise of the option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value on the exercise date over (y) the exercise price of the option.

5.8.                            Effect of Certain Transactions.

(a)                                  In the event that the Company enters into an agreement (a) to dispose of all or substantially all of its assets, in contemplation of the distribution of the net proceeds of such sale to the Company’s shareholders, or (b) to consummate a merger or consolidation in which the Company is not the surviving or resulting corporation, or in the event the persons who, as of the date of the adoption of this Plan by the Board of Directors, hold 60% or more of the outstanding capital stock of the Company enter into an agreement to sell all of such stock (such distribution, merger, consolidation or sale being hereinafter referred to as a “Transaction”), then (unless otherwise specified in the Agreement relating to an option), the Committee shall provide, at its election made in its sole and absolute discretion, for one or more of the following: (i) for each outstanding award, whether or not then vested or exercisable, to be replaced with a comparable award with respect to shares of capital stock of a successor or purchasing corporation or parent thereof, or (ii) for each outstanding award, whether or not then vested or exercisable, to be assumed by a successor or purchasing corporation or parent thereof (and, in the event of such assumption, each outstanding award shall continue to be vested or exercisable, on the terms and subject to the conditions set forth in, and in cumulative amounts at the times provided in, the Agreement relating to such award but shall, from and after the consummation of such Transaction, be with respect to the capital stock, cash and/or other property received by the common stockholders of the Company in such Transaction in an amount equal to what the recipient of such award would have received had the award vested or been exercised immediately prior to the consummation of such Transaction), or (iii) for each outstanding award, whether or not then vested or exercisable, to become vested or exercisable during such period prior to the scheduled consummation of such Transaction as may be specified by the Committee; provided, however, that such elections of the Committee shall apply identically, by their terms, to all recipients of awards granted under this Plan (unless otherwise required by an Agreement).  In the event the Committee elects to cause the options not then otherwise exercisable to become exercisable prior to such Transaction (an “Accelerated Option”), any exercise of an Accelerated Option shall be conditioned upon, and shall be effective only concurrently with, the consummation of such Transaction; and if such Transaction is not consummated, the exercise of such Accelerated Options shall be of no further force or effect (and an optionee may elect, with respect to the exercise during such period of an option that was otherwise exercisable, to so condition such exercise upon the consummation of the Transaction).  All options not exercised prior to the consummation of such Transaction (and which are not being assumed by a successor or purchasing corporation or parent thereof) shall terminate and be of no further force or effect as of the consummation of such Transaction.

(b)                                 With respect to any optionee who is subject to Section 16 of the Exchange Act, (i) notwithstanding the exercise periods set forth in Section 2.3 and 4.2(c), or as set forth pursuant to such Section in any Agreement to which such optionee is a party, and (ii) notwithstanding the expiration date of the term of such option, in the event the Company is involved in a business combination pursuant to which such optionee receives a substitute option with respect to securities of any entity, including an entity directly or indirectly acquiring the Company, then each option (or option in substitution thereof) held by such optionee shall be exercisable to the extent set forth in the Agreement evidencing such option until and including the latest of (x) the date set forth pursuant to the then applicable paragraph of Section 2.3, 4.2 (c) or the expiration date of the term of the option, as the case may be, and (y) the date which is six months and one day after the consummation of such business combination.

5.9.                            No Right of Participation or Employment.  No person shall have any right to participate in this Plan.  Neither this Plan nor any award granted hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.10.                     Rights as Stockholder.  No person shall have any rights as a stockholder of the Company with respect to any shares of Common Stock which are subject to an award hereunder until such person becomes a stockholder of record with respect to such shares of Common Stock.

5.11.                     Designation of Beneficiary.  If permitted by the Company, an award recipient may file with the Committee a written designation of one or more persons as such recipient’s beneficiary or beneficiaries (both primary and contingent) in the event of the recipient’s death.  To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the recipient’s lifetime on a form prescribed by the Committee.  The spouse of a married recipient domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse.  The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee’s executor, administrator, legal representative or similar person.

5.12.                     Governing Law.  This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.13.                     Foreign Employees.  Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.